Exhibit 99

                               Press Release

                                   Dated

                              April 24, 2003



















                                Press Release

Today's date: April 24, 2003                      Contact: Bill W. Taylor
Release date: Immediately                         Executive Vice
                                                  President, C.F.O.
                                                  (903) 586-9861

       JACKSONVILLE BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

     Jacksonville, Texas, April 24, 2003 - Jacksonville Bancorp, Inc., (NASDAQ: JXVL) the holding company of Jacksonville Savings Bank, SSB of Jacksonville, Texas today reported net income of $1.5 million, or $.82 per share diluted, for the three month period ended March 31, 2003 compared to $1.5 million or $.83 per diluted share for the comparable period in 2002.

     For the six month period ended March 31, 2003, net earnings totaled $3.1 million or $1.69 per share diluted compared to $2.8 million or $1.51 per diluted share for the six month period ended March 31, 2002.

     Results for the three and six month periods ended March 31, 2002 have been restated on a comparable basis to reflect, as of the date of the Carthage Branch acquisition, the adoption of SFAS No. 147, "Acquisition of Certain Financial Institutions." The effect of this restatement is to increase the net income by $38,000 and increase earnings per share by $.02 basic and $.02 diluted for the quarter ended March 31, 2002. For the six months ended March 31, 2002, the effect of this restatement is to increase the net income by $63,000 and increase earnings per share by $.04 basic and $.03 diluted.

     Jerry Chancellor, President and CEO stated, "Earnings remained relatively stable during the period resulting in another very profitable quarter for the Bank. Total interest income declined during the quarter by $492,000; however, this decline was offset by a continued decrease in total interest expense of $590,000 from the comparable period the previous year. The Company increased net interest income after provision for loan losses to $3.7 million, an increase of 2.3% compared to the quarter a year earlier."

      Total non-interest income decreased $19,000 to $723,000 for the quarter ended March 31, 2003 from $742,000 for the comparable period ended March 31, 2002. While fees and deposit service charges increased $32,000, other non-interest income decreased by $28,000, and real estate operations, net decreased $23,000 for the comparable periods.

     Non-interest expense increased to $2.1 million at March 31, 2003 from $2.0 million for the quarter ended March 31, 2002. The increase was primarily due to an increase in compensation and benefits of $115,000; partially offset by a decrease of $41,000 in occupancy and equipment.

     At March 31, 2003, assets totaled $446.1 million, liabilities totaled $403.7 million and stockholders' equity amounted to $42.4 million.

     Jacksonville Bancorp, Inc.'s wholly owned subsidiary, Jacksonville Savings Bank, SSB, operates from its headquarters in Jacksonville, Texas, and through its eight branch office network in Tyler (2), Longview (2), Palestine, Athens, Rusk, and Carthage.



               JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                          (DOLLARS IN THOUSANDS)


                                                         March 31,    September 30,
                                                        -----------   -------------
                                                           2003           2002
                                                        -----------   -------------
                                                        (Unaudited)     (Audited)
ASSETS

  Cash on hand and in banks                           $       4,511  $       3,957
  Interest-bearing deposits                                  12,149         11,395
  Investment securities:
    Held-to-maturity, at cost                                 3,515          8,006
    Available-for-sale, at estimated market value            52,694         29,208
  Mortgage-backed certificates:
    Held-to-maturity, at cost                                14,321         37,688
    Available-for-sale, at estimated market value            70,789         52,037
  Loans receivable, net                                     269,625        265,091
  Accrued interest receivable                                 2,758          2,929
  Foreclosed real estate, net                                   512             87
  Premises and equipment, net                                 5,772          5,361
  Stock in Federal Home Loan Bank of Dallas, at cost          3,214          3,168
  Investment in real estate at cost                           1,152          1,212
  Mortgage servicing rights                                     654            652
  Goodwill and other intangible assets, net                   3,428          3,515
  Other assets                                                  979            944
                                                      -------------  -------------
        Total assets                                  $     446,073  $     425,250
                                                      =============  =============

LIABILITIES
  Deposits                                            $     374,243  $     353,896
  FHLB Advances                                              24,356         25,129
  Advances from borrowers for taxes and insurance             2,124          4,023
  Accrued expenses and other liabilities                      2,933          2,993
                                                      -------------  -------------
        Total liabilities                                   403,656        386,041


STOCKHOLDERS' EQUITY
  Common stock, $.01 par value, 25,000,000
    shares authorized; 2,771,721 and 2,738,569
    shares issued; and 1,794,976 and 1,761,824
    shares outstanding at March 31, 2003 and
    September 30, 2002, respectively                             28             27
    Additional paid in capital                               23,829         23,428
    Retained earnings, substantially restricted              34,858         32,310
    Accumulated other comprehensive income, net of tax          596            377
  Less:
    Treasury shares, at cost (976,745 shares)               (16,015)       (16,015)
    Shares acquired by Employee Stock Ownership Plan           (879)          (918)
                                                      -------------  -------------
        Total stockholders' equity                           42,417         39,209
                                                      -------------  -------------
          Total liabilities and stockholders' equity  $     446,073  $     425,250
                                                      =============  =============





                     JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF EARNINGS
                                (DOLLARS IN THOUSANDS)
                                      Unaudited


                                            Six Months Ended       Three Months Ended
                                                March 31,               March 31,
                                           -------------------     -------------------
                                             2003       2002         2003       2002
                                           --------   --------     --------   --------

INTEREST INCOME
  Loans receivable                         $ 10,566   $ 10,865     $  5,220   $  5,558
  Mortgage-backed securities                  1,908      2,244          882      1,119
  Investment securities                         962        691          475        370
  Other                                         124        163           50         72
                                           --------   --------     --------   --------
    Total interest income                    13,560     13,963        6,627      7,119

INTEREST EXPENSE
  Deposits                                    5,425      6,087        2,590      3,009
  Other                                         675      1,075          330        501
                                           --------   --------     --------   --------
      Total interest expense                  6,100      7,162        2,920      3,510
                                           --------   --------     --------   --------
      Net interest income                     7,460      6,801        3,707      3,609

PROVISION FOR LOSSES ON LOANS                    72         48           42         25
                                           --------   --------     --------   --------

  Net interest income after
    provision for losses on loans             7,388      6,753        3,665      3,584

NONINTEREST INCOME
  Fees and deposit service charges            1,260      1,173          627        595
  Real estate operations, net                    43         48           18         41
  Gain on sale of investment securities          (9)         -            -          -
  Other                                         140        144           78        106
                                           --------   --------     --------   --------
    Total noninterest income                  1,434      1,365          723        742

NONINTEREST EXPENSE
  Compensation and benefits                   2,577      2,387        1,282      1,167
  Occupancy and equipment                       534        513          251        292
  Insurance expense                              64         55           31         28
  Amortization of intangible assets              86         72           43         43
  Other                                         901        880          500        493
                                           --------   --------     --------   --------
      Total noninterest expense               4,162      3,907        2,107      2,023

INCOME BEFORE TAXES ON INCOME                 4,660      4,211        2,281      2,303

TAXES ON INCOME                               1,598      1,450          784        796
                                           --------   --------     --------   --------

  Net earnings                             $  3,062   $  2,761     $  1,497   $  1,507
                                           ========   ========     ========   ========
EARNINGS PER SHARE
  Basic                                    $   1.81   $   1.59     $    .88   $    .87
                                           ========   ========     ========   ========

  Diluted                                  $   1.69   $   1.51     $    .82   $    .83
                                           ========   ========     ========   ========





                   JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED March 31, 2003
                             (DOLLARS IN THOUSANDS)
                                    Unaudited

                                                                      Total
                                                                  Stockholders'
                                                                     Equity
                                                                  -------------

Balance at September 30, 2002                                          $ 39,209

    Net earnings                                         3,062
    Other comprehensive income - net change in
    unrealized gain on securities available for sale       220
  Comprehensive income                                   -----            3,282
  Accrual of ESOP compensation                                               88
  Cash dividends                                                           (514)
  Proceeds from stock options                                               352
  Treasury shares purchased                                                   -

Balance at March 31, 2003                                              $ 42,417
                                                                       ========



















                         JACKSONVILLE BANCORP, INC.
                  NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION
  The unaudited financial statements of Jacksonville Bancorp, Inc. ("Jacksonville" or the "Company")were prepared in accordance with instructions for Form 10-Q and, therefore, do not include information or footnotes necessary for a complete presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. However, all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the financial statements have been included. The results of operations for the six and three month periods ended March 31, 2003 and 2002 are not necessarily indicative of the results which may be expected for an entire fiscal year. These financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended September 30, 2002.

NOTE 2 - EARNINGS PER SHARE
  Basic earnings per share for the six and three month periods ended March 31, 2003 and 2002 have been computed by dividing net earnings by the weighted average number of shares outstanding. Shares controlled by the ESOP are accounted for in accordance with Statement of Position 93-6 under which unallocated shares are not considered in the weighted average number of shares of common stock outstanding. Diluted earnings per share have been computed, giving effect to outstanding stock purchase options by application of the treasury stock method.

  Following is a summary of shares used for calculating basic and diluted earnings per share:

                                Six Months Ended         Three Months Ended
                                    March 31,                 March 31,
                               2003         2002         2003         2002
                            ---------    ---------    ---------    ---------
  Basic EPS - Average
   shares outstanding       1,695,602    1,738,208    1,702,855    1,726,979

  Effect of dilutive
   stock options              120,297       87,763      118,060       86,774
                            ---------    ---------    ---------    ---------
  Diluted EPS - Average
   shares outstanding       1,815,899    1,825,971    1,820,915    1,813,753
                            =========    =========    =========    =========

NOTE 3 - RECLASSIFICATION OF PREVIOUS STATEMENTS
  Certain items previously reported have been reclassified to conform with the current period's reporting format.

  Additionally, results for the three and six month periods ended March 31,2002 have been restated on a comparable basis to reflect, as of the date of the Carthage Branch acquisition, the adoption of SFAS No. 147, "Acquisition of Certain Financial Institutions." The effect of this restatement is to increase the net income by $38,000 and increase earnings per share by $.02 basic and $.02 diluted for the quarter ended March 31, 2002. For the six months ended March 31, 2002, the effect of this restatement is to increase the net income by $63,000 and increase earnings per share by $.04 basic and $.03 diluted.